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                                AMENDMENT NO. 3
                    TO THE METRO ONE TELECOMMUNICATIONS, INC.
                            1994 STOCK INCENTIVE PLAN
                               DATED JULY 28, 1995
                  AS AMENDED DECEMBER 18, 1996 AND MAY 8, 1997

     The following amendment to the Metro One Telecommunications, Inc. 1994 Stock Incentive Plan dated July 28, 1995, as amended December 18, 1996 and May 8, 1997 (as amended, the "Plan"), was duly adopted by the Board of Directors of Metro One Telecommunications, Inc. ("Metro One") on December 4, 2000 and by the shareholders of Metro One on January 31, 2001:

     Paragraph 1 of Section 3 of the Plan is amended and restated in its entirety to read as follows:

     Subject to the provisions of Section 11 of the Plan, the maximum aggregate number of Shares which may be optioned and/or Sold under the Plan is 2,880,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

     In all respects not inconsistent with the terms and provisions of this Amendment No. 3, the plan shall continue to be in full force and effect in accordance with the terms and conditions thereof, and is hereby ratified, adopted, approved and confirmed. From and after the date hereof, each reference to the Plan in any other instrument or document shall be deemed a reference to the Plan as amended hereby, unless the context otherwise requires.